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                                                                   EXHIBIT 10.13


                              EMPLOYMENT AGREEMENT


      This Agreement is made as of the 25 day of July, 1996 between Triton Systems, Inc., a Mississippi corporation (the "Company"), and Robert E. Sandoz, an individual residing at 205 Ash Lane, Gulfport, Mississippi 39507 (the "Employee").


                                    RECITALS

      WHEREAS, pursuant to a Stock Purchase and Redemption Agreement dated as of the date hereof (the "Purchase Agreement"), Summit Ventures IV, L.P., Summit Investors III, L.P. and Summit Subordinated Debt Fund, L.P. (collectively, the "Investors") have agreed to purchase an aggregate of 114,000 shares of Series A Preferred Stock, par value $.01 per share, of the Company and 4,160,000 shares of Common Stock, par value $1.00 per share, of the Company (collectively, the "Shares");

      WHEREAS, pursuant to the terms of the Purchase Agreement, the Company will apply the proceeds received upon the sale of the Shares to redeem a portion of the shares of Common Stock held by the Employee; and

      WHEREAS, the Investors would be unwilling to purchase the Shares and the Company would be unwilling to redeem the shares of Common Stock held by the Employee without the execution of this Agreement by the Employee containing certain covenants on the part of the Employee, including, without limitation, the covenants contained in Section 6 and 7 hereof.

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

      1. Employment. The Company hereby employs the Employee as Vice President - Operations of the Company, and the Employee accepts such employment for the term of employment specified in Section 3 below (the "Employment Term"). During the Employment Term, the Employee shall, subject to the direction of the Board of Directors of the Company, oversee and direct the operations of the Company and perform such other duties as may from time to time be assigned to him by the Board of Directors.

      2. Performance. The Employee agrees to devote his best efforts and substantially all of his business time to the performance of his duties hereunder during the Employment Term.
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      3. Employment Term. The Employment Term shall begin on the date of this
Agreement and continue until July 31, 1999 (the "Employment Term"), unless earlier terminated in accordance with the terms of this Agreement.

      4. Compensation.

            (a) Salary. During the Employment Term, the Company shall pay the Employee a base salary, payable in equal installments in accordance with the Company's then current compensation practices for all of its employees, subject to withholding and other applicable taxes, at an annual rate of One Hundred Seventy-Five Thousand Dollars ($175,000.00). The annual base salary will be subject to review annually and will be revised based on the recommendation of the Compensation Committee of the Board of Directors of the Company; provided, however, that such annual base salary shall not be decreased during the term of this Agreement.

            (b) Bonus. The Employee shall be eligible to participate in a bonus plan of the Company pursuant to which he may be entitled to receive an annual bonus equal to a specified percentage of the annual base salary then in effect, subject to achieving specified financial targets. The actual amount of such bonus and the financial targets for the payment thereof shall be as determined by the Compensation Committee of the Board of Directors of the Company.

            (c) Insurance; Other Benefits. The Employee shall be entitled to participate in all employee benefit plans now existing or hereinafter established by the Company, including, but not limited to, medical plans, group life and disability insurance plans, pension, profit sharing or bonus plans, and any other employee benefit plan or arrangement made available to executive officers of the Company.

            (d) Vacation. The Employee shall be entitled to take four weeks of paid vacation during each year of the Employment Term, consistent with the Company's past employment practices with regard to the Employee, to be taken at such time or times as shall be mutually convenient and consistent with his duties and obligations to the Company.

            (e) Automobile. The Employee shall be entitled to an automobile allowance of $500 per month which shall cover, without limitation, all maintenance, insurance and other costs respecting such automobile.

      5. Expenses. The Employee shall be reimbursed by the Company for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with policies established by the Board of Directors from time to time and upon receipt of appropriate documentation.


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      6. Agreement Not to Compete. The Employee acknowledges and agrees that the covenants contained in Sections 6 and 7 hereof are provided in connection with the transactions contemplated by the Purchase Agreement. The Employee agrees that during the Non-Competition Period (defined below) he will not in any capacity, either separately, jointly, or in association with others, directly or indirectly, as an officer, director, consultant, agent, employee, owner, partner, stockholder or otherwise, engage or have a financial interest in any business which competes with the Company in the United States (excepting only the ownership of not more than 5% of the outstanding securities of any class of an issuer listed on an exchange or regularly traded in the over-the-counter market). The "Non-Competition Period" shall mean the period ending two years after the termination of the Employee's employment with the Company for any reason. The Employee further agrees that during the Non-Competition Period, except in connection with the performance of services hereunder, he will not in any capacity, either separately, jointly or in association with others, directly or indirectly, solicit or contact with regard to a business competitor of the Company any of the Company's employees, consultants, agents or suppliers, customers, distributors or prospects, as shown by the Company's records, that were employees, consultants, agents, suppliers, customers or prospects of the Company at any time during the two years immediately preceding termination of employment hereunder.

      If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowed under the applicable law. The Employee expressly agrees that breach of the foregoing would result in irreparable injuries to the Company, that the remedy at law for any such breach will be inadequate and that upon breach of this provision, the Company, in addition to all other available remedies, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction without the necessity of proving the actual damage to the Company.

      7. Secret Processes and Confidential Information. For the Employment Term and thereafter, (a) the Employee will not divulge (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any Confidential Information (as defined below) and (b) the Employee will not use, directly or indirectly, any Confidential Information for the benefit of anyone other than the Company. For purposes of this Agreement, "Confidential Information" means any information which is proprietary or unique to the Company, including information with respect to the operations or finances of the Company or with respect to confidential or secret processes, techniques, machinery, customers, plans or products manufactured or sold by the Company. Notwithstanding the foregoing, Confidential Information shall not include information (i) that is of public knowledge at the time of disclosure to Employee, (ii) that becomes generally available to the public other than as a result of disclosure by Employee, (iii) that is rightfully received by the Employee from a third party on a nonconfidential basis, or (iv) that is unrelated to the

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products then being developed, manufactured or sold by the Company and is developed by Employee independently and is not derived from Confidential Information. All new processes, techniques, know-how, inventions, plans, products, patents and devices (collectively, "Developments") developed, made or invented by the Employee, alone or with others, while an employee of the Company, shall be and become the sole property of the Company, unless released in writing by the Company or unless such Developments do not result from tasks assigned to the Employee by the Company and do not relate to the business of the Company or any of its products or services, and the Employee hereby assigns any and all rights therein or thereto to the Company.

      8. Termination.

            (a) Termination at End of Term. The employment of the Employee hereunder shall automatically terminate at the end of the Employment Term, unless the parties hereto mutually agree otherwise in writing at least 60 days prior to expiration of the Employment Term, or earlier terminated by the Company or the Employee pursuant to this Section 8.

            (b) Termination by the Company With Cause. The Company shall have the right at any time to terminate the Employee's employment hereunder upon the occurrence of any of the following (any such termination being referred to as a termination for "Cause"):

                  (i) the commission by the Employee of any embezzlement or
            other deliberate and premeditated act of dishonesty against the financial or business interests of the Company;

                  (ii) the habitual drug addiction or intoxication of the
            Employee;

                  (iii) the conviction by the Employee of, or the pleading by the Employee of nolo contendere to, a felony;

                  (iv) the willful failure or refusal of the Employee to perform the duties specified in and pursuant to Section 1 hereof, which failure or refusal is not cured within 15 days subsequent to notice from the Company to the Employee specifying the nature of such failure or refusal; or

                  (v) the breach by the Employee of any material terms of this
            Agreement, which breach is not cured within 30 days subsequent to notice from the Company to the Employee specifying such breach.

            (c) Termination Upon Death or Disability. The Employee's employment hereunder shall automatically terminate upon the Employee's death or upon his inability to perform his duties hereunder by reason of any mental, physical or other disability for a period of at least six consecutive months, as determined by a qualified physician.

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            (d) Termination by the Company Without Cause. The Company shall have the right to terminate the Employee's employment at any time after the first anniversary of the date hereof for any reason without Cause.

            (e) Voluntary Termination by Employee. The Employee may terminate his employment hereunder at any time for any reason.

      9. Effect of Termination of Employment.

            (a) With Cause; Resignation; Death or Disability. If the Employee's employment is terminated with Cause pursuant to Section 8(b), if the Employee's employment is terminated by the death or disability of the Employee pursuant to
Section 8(c) or if the Employee elects to terminate his employment under Section 8(e), the Employee's salary and other benefits specified in Section 4 shall cease at the time of such termination; provided, however, that the Employee shall be entitled to continue to participate in the Company's medical benefit plans to the extent required by law and shall be entitled to the reimbursement for expenses incurred by him through the date of termination pursuant to Section 5.

            (b) Without Cause by the Company. If the Employee's employment is terminated by the Company without Cause pursuant to Section 8(d), the Employee's salary and other benefits specified in Sections 4 shall cease at the time of such termination, and the Employee shall only be entitled to receive his then current annual base salary payable under Section 4(a) for a period equal to the lesser of (i) twelve months from the date of termination, and (ii) the remaining period of the Employment Term. In addition, the Employee shall also be entitled to receive any bonus accrued or earned by the Employee through the date of termination pursuant to Section 4(b) and the amount of any expenses incurred by the Employee through the date of termination pursuant to Section 5.

      10. Insurance. The Company may purchase insurance on the life of the Employee, and if it does so, the Employee shall cooperate fully by performing all the requirements of the life insurer which are necessary conditions precedent to the issuance of the life insurance policy issued by it.

      11. Notice. Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses or such other address as to which notice is given in the manner provided herein:

            If to the Employee:

                             Robert E. Sandoz
                             205 Ash Lane
                             Gulfport, MS 39507


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            With a copy to:

                          Locke Purnell Rain Harrell
                          2200 Ross Avenue
                          Suite 2200
                          Dallas, TX 75201
                          Attn:  Dan Bushee, Esq.

                  If to the Company:

                          Triton Systems, Inc.
                          522 East Railroad Street
                          Long Beach, MS  39560

            With copies to:

                          Summit Partners IV, L.P.
                          600 Atlantic Avenue, Suite 2800
                          Boston, MA  02210-2227
                          Attn:  Joseph F. Trustey; and

                          Hutchins, Wheeler & Dittmar
                          101 Federal Street
                          Boston, MA  02110
                          Attn:  Michael J. Riccio, Jr.

      12. General.

            (a) Governing Law. The terms of this Agreement shall be governed by and construed under the laws of the State of Mississippi without regard to its principles of conflicts of laws.

            (b) Assignability. The Employee may not assign his interest in or delegate his duties under this Agreement. The Company may not assign the Agreement or the rights and obligations hereunder without written consent of Employee.

            (c) Enforcement Costs. In the event that either the Company or Employee initiates an action or claim to enforce any provision or term of this Agreement, the costs and expenses (including reasonable attorneys' fees and expenses) of the prevailing party shall be paid by the other party, such party to be deemed to have prevailed if such action or claim is concluded pursuant to a court order or final judgment which is not subject to appeal, a settlement agreement or dismissal of the principle claims.


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            (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, its permitted successors and assigns, and the Employee, his representatives and heirs.

            (e) Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto and shall require the consent of the Investors as provided in Section 5.8 of the Purchase Agreement.

            (f) Duration. Notwithstanding the term of employment hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.



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      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.


                              TRITON SYSTEMS, INC.



                                        By: /s/ Ernest L.Burdette
                                            ----------------------------------
                                              Name: Ernest L. Burdette
                                              Title:President


                                        EMPLOYEE


                                        /s/ Robert E. Sandoz
                                        --------------------------------------
                                        Robert E. Sandoz



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